Exhibit 99.1
Custom Truck One Source To Present At Deutsche Bank’s 29th Annual Leveraged Finance Conference
KANSAS CITY, Mo., – October 1, 2021 – Custom Truck One Source, Inc. (NYSE: CTOS) today announced that President and Chief Operating Officer, Ryan McMonagle, and Chief Financial Officer, Brad Meader will present at the Deutsche Bank 29th Annual Leveraged Finance Conference on Tuesday, October 5, 2021. The presentation is scheduled to begin at 10:00 a.m., Eastern Time.
A live webcast of the presentation will be available through Custom Truck One Source’s Investor Relations website at https://investors.customtruck.com. A replay will be archived and available for 30 days following the conference on the same website.
ABOUT CUSTOM ONE TRUCK ONE SOURCE
Custom Truck One Source, Inc. (NYSE: CTOS) is a leading provider of specialized truck and heavy equipment solutions to the utility, telecommunications, rail and infrastructure markets in North America. The Company’s solutions include rentals, sales, aftermarket parts, tools, accessories and service, equipment production, manufacturing, financing solutions, and asset disposal. With vast equipment breadth, the Company’s team of experts service its customers across an integrated network of locations across North America. For more information, please visit customtruck.com.
INVESTOR CONTACT
Brian Perman, Vice President, Investor Relations
investors@customtruck.com